Exhibit 99.3
MediaNews Group, Inc.
1560 Broadway
Denver, Colorado 80202
April 26, 2006
The Hearst Corporation
959 Eighth Avenue
New York, NY 10019
Re:      Investment in MediaNews Group, Inc.
Gentlemen:
Reference is made to (1) the Stock and Asset Purchase Agreement, dated as of April 26, 2006 by and between The McClatchy Company (“McClatchy”) and MediaNews Group, Inc. (“MediaNews”) (the “MNG Purchase Agreement”) and (2) the Stock and Asset Purchase Agreement, dated as of April 26, 2006, between McClatchy and The Hearst Corporation (“Hearst”) (the “Hearst Purchase Agreement,” and together with the MNG Purchase Agreement, the “Purchase Agreements”). The purpose of this letter agreement is to memorialize the agreements between Hearst (“Hearst”) and MediaNews with regard to (A) the transactions contemplated by the Purchase Agreements and (B) the negotiation of an equity investment by Hearst in MediaNews.
In connection therewith, MediaNews and Hearst, intending to be legally bound, hereby agree as follows:
1. Effective upon the time of the closing of the transactions contemplated by the MNG Purchase Agreement, or such earlier time as the parties may agree pursuant to Section 11.8 of the Hearst Purchase Agreement, Hearst hereby assigns to MediaNews, and MediaNews hereby assumes from Hearst, subject to obtaining the requisite anti-trust approvals of the purchase by MediaNews of the businesses to be conveyed pursuant to the Hearst Purchase Agreement, all of Hearst’s right title and interest to, and all of Hearst’s liabilities under, the Hearst Purchase Agreement (the “Assignment and Assumption”); provided, however, that, notwithstanding the Assignment and Assumption, as provided under Section 11.8 of the Hearst Purchase Agreement, Hearst shall remain primarily liable to McClatchy for the performance of Hearst’s obligations under the Hearst Purchase Agreement. MediaNews shall execute and deliver such documents to McClatchy to evidence the Assignment and Assumption as McClatchy may request pursuant to Section 11.8 of the Hearst Purchase Agreement.
2. Each of Hearst and MediaNews shall negotiate in good faith a mutually acceptable structure by which Hearst will make an equity investment of approximately $265.0 million in MediaNews that shall provide Hearst with no interest in, or governance or information rights in respect of, the San Francisco Bay area assets of MediaNews, including San Jose and Contra Costa (the “Investment”).
3. If Hearst and MediaNews do not enter into definitive agreements for the Investment on or before May 31, 2006, either Hearst or MediaNews may, by written notice to the other, elect to terminate all negotiations regarding the Investment, whereupon neither Hearst nor MediaNews shall have any further obligations with respect to the Investment. The termination of negotiations regarding the Investment or

The Hearst Corporation
April 26, 2006

any failure of the parties to consummate the Investment shall not affect the obligations of Hearst and MediaNews under the Assignment and Assumption.
4. MNG represents and warrants to Hearst that if the parties terminate negotiations with respect to the Investment, MNG will have available at the closing under the Hearst Purchase Agreement sufficient funds necessary to consummate the transactions contemplated thereby and the consummation of such transactions will not (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon MNG or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the articles of incorporation or by-laws or other equivalent organizational document, in each case as amended, of MNG (and any of its Permitted Affiliates) or any of its Subsidiaries or (iii) conflict with or violate in any material respect any applicable Laws. Capitalized terms used in this paragraph and not defined in this letter will have the meanings given to them in the Hearst Purchase Agreement.
5. If for any reason Hearst or an affiliate of Hearst consummates the transactions contemplated by the Hearst Purchase Agreement, then during any period in which Hearst or its affiliate directly owns the St. Paul Pioneer Press and the Monterey Herald (the “Newspapers”), (A) MediaNews will manage the Newspapers at its sole expense and for its own account to the maximum extent permitted by law and (B) unless both parties otherwise agree in writing, the Newspapers will be operated only in the ordinary course.
6. Hearst agrees that it will provide MediaNews with written notice at least 15 days before offering either of the Newspapers for sale to a third party and MediaNews shall have the option to complete the purchase of the applicable Newspaper on or before the later of (A) the expiration of that 15 day period or (B) one business day after the expiration or termination of any waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act, as amended (the “HSR Act”), at the same price that Hearst paid for the Newspaper. Prior to receiving a written notice from Hearst that Hearst intends to offer the Newspapers for sale to third parties, MediaNews shall have the option to purchase the Newspapers from Hearst at the same price paid by Hearst, provided that MediaNews shall consummate the purchase on or before the later of (A) the expiration of 15 days after notifying Hearst in writing of MediaNews’ exercise of such option or (B) one business day after the expiration or termination of any waiting period under the HSR Act.
7. MediaNews hereby indemnifies and agrees to hold harmless Hearst and its affiliates and their respective trustees, directors, officers, employees and shareholders from any and all loss, liability, judgment, settlement, demands, claims, actions or causes of action, deficiencies, assessments, damages (whether direct or indirect, incidental or consequential), interest, fines, penalties, costs and expenses (including, without limitation, reasonable legal, accounting and other costs and expenses incurred, (collectively, “Losses”) arising out of, resulting from, related to or associated with (1) Hearst’s performance of its obligations under the Hearst Purchase Agreement, including, without limitation, Section 6.4 of the Hearst Purchase Agreement, and (2) any failure by MediaNews to perform its obligations under the Assignment and Assumption and consummate the transactions contemplated by the Hearst Purchase Agreement. The parties agree that their intention is to put each of Hearst and MediaNews in the same economic position they would have been in if MediaNews had purchased the Newspapers directly from McClatchy on the closing date contemplated by the Hearst Purchase Agreement and Hearst had never directly owned the Newspapers.

The Hearst Corporation
April 26, 2006

8. Hearst agrees that, unless MediaNews otherwise consents in writing (such agreement not to be unreasonably withheld or delayed), Hearst will (A) use reasonable commercial efforts to enforce its material rights under the Hearst Purchase Agreement, and (B) not waive any (x) condition to its obligations or (y) material rights thereunder.
9. Each of the parties shall use its commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to secure the expiration or termination of any waiting period under the HSR Act in respect of the transactions contemplated hereby. Each party will each promptly give notice to the other upon becoming aware that any investigation, review, action, suit or other proceeding is pending or threatened by or before any court or arbitrator, or any other governmental authority, in each case, with respect to the transactions contemplated by this Agreement. The parties (a) will cooperate with each other in connection with the prosecution, investigation or defense of any such investigation, review, action, suit or proceeding, (b) will supply promptly all information reasonably and legally requested by the other, by any such court or arbitrator or other governmental authority or by any party to any such investigation, review, action, suit or proceeding and (c) will each use their reasonable efforts to cause any such investigation, review, action, suit or proceeding to be determined as promptly as practicable and in a manner which does not impact adversely on, and is consistent with, the transactions contemplated by this Agreement.
10. Neither party shall issue any press release or make any public announcement that refers to the other party without the prior consent of such party.
This letter agreement contains the entire agreement of Hearst and MediaNews with respect to the matters described herein and shall not be amended except by a writing signed by both parties.
This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.
Kindly sign this letter agreement in the space indicated to evidence your intent to be bound by this agreement.
Very truly yours,
MEDIANEWS GROUP, INC.

By	/s/ Joseph J. Lodovic, IV

Joseph J. Lodovic, IV President

The Hearst Corporation
April 26, 2006

ACCEPTED AND AGREED
this 26 day of April, 2006
THE HEARST CORPORATION

By	/s/ James M. Asher

James M. Asher Senior Vice President